Exhibit 99.1
Accenture Reports Strong Third-Quarter Fiscal 2006 Financial Results, with Record
Quarterly Revenues
— Net revenues increase 11% in local currency;
Adjusted EPS up 32% and adjusted operating income up 19% —
NEW YORK; June 29, 2006 — Accenture (NYSE: ACN) today reported strong financial results for the third quarter of fiscal 2006, ended May 31, with net revenues of $4.41 billion, an increase of 11 percent in local currency over the same period last year, and GAAP diluted earnings per share of $0.56, which include a $0.06 benefit from a $58 million reduction in reorganization liabilities. EPS increased 10 percent on a GAAP basis and 32 percent on an adjusted basis over the third quarter last year.
The company achieved the highest quarterly net revenues in its history, driven by record net revenues in all five operating groups and all three geographic regions. Consulting and outsourcing net revenues were also the highest in any quarter.
In addition to achieving double-digit increases in both its top and bottom lines, the company grew operating income by 3 percent on a GAAP basis and 19 percent on an adjusted basis and expanded its operating margin by 120 basis points, to 14.3 percent. The company also maintained its strong balance sheet and cash flow.
William D. Green, Accenture’s CEO, said, “Our performance in the third quarter demonstrates the overall strength and momentum of our business. We grew revenues across every dimension of our company. We increased operating income, expanded operating margin and reduced SG&A as a percentage of revenues. New bookings of $5.57 billion were the highest in nine quarters. Our balance sheet remains strong, and we generated $746 million in free cash flow. Overall, we are well-positioned for further growth and remain focused on delivering value to our clients and shareholders.”
Financial Review
As previously reported, Accenture began expensing stock options and employee stock purchase plans on Sept. 1, 2005, in accordance with SFAS 123R. Therefore, in addition to providing year-over-year GAAP comparisons, the company is presenting results for the third quarter of fiscal 2005 on an options-adjusted basis to provide meaningful comparisons on relevant metrics.
Revenues before reimbursements (“net revenues”) for the third quarter of fiscal 2006 were $4.41 billion, compared with $4.08 billion for the third quarter of fiscal 2005, an increase of 11 percent in local currency and 8 percent in U.S. dollars. Net revenues were the highest of any quarter in the company’s history, driven by record net revenues in all five operating groups and all three geographic regions.
•	Consulting net revenues were $2.66 billion, an increase of 10 percent in local currency and 6 percent in U.S. dollars over the third quarter last year.

•	Outsourcing net revenues were $1.75 billion, an increase of 14 percent in local currency and 11 percent in U.S. dollars over the same period last year.
GAAP diluted EPS for the third quarter of fiscal 2006 were $0.56, compared with $0.51, or $0.46 on an options-adjusted basis, for the third quarter last year. After adjusting for the $0.06 reorganization benefit, EPS for the third quarter of fiscal 2006 were $0.50, compared with $0.38 in the third quarter last year on an options-adjusted basis and excluding an $0.08 benefit from a $73 million reduction in reorganization liabilities in that quarter. Reorganization liabilities were established in connection with the company’s transition to a corporate structure in 2001.

Diluted Earnings Per Share	For the Three Months Ended
	May 31, 2006	May 31, 2005	% Change
Earnings per share — as reported (GAAP)	$0.56	$0.51	10%
Pro forma stock option and employee share purchase plan compensation expense, net of tax	—	(0.05)

Subtotal	$0.56	$0.46	22%
Reorganization benefit	(0.06)	(0.08)

Earnings per share — as adjusted	$0.50	$0.38	32%

GAAP operating income for the third quarter of fiscal 2006 was $690 million, or 15.7 percent of net revenues, compared with $672 million, or 16.5 percent of net revenues, for the third quarter last year, and $606 million, or 14.9 percent of net revenues, on an options-adjusted basis for the third quarter last year. Excluding the $58 million reorganization benefit, operating income for the third quarter of fiscal 2006 was $632 million, or 14.3 percent of net revenues, compared with third-quarter fiscal 2005 operating income of $533 million, or 13.1 percent of net revenues, on a reorganization- and options-adjusted basis. This represents a 19 percent increase in operating income and a margin expansion of 120 basis points.
Gross margin (gross profit as a percentage of net revenues) for the third quarter of fiscal 2006 was 33.0 percent, compared with 33.0 percent on an options-adjusted basis, or 34.6 percent on a GAAP basis, for the third quarter of fiscal 2005.
Selling, general and administrative expenses in the third quarter of fiscal 2006 were $816 million, or 18.5 percent of net revenues, compared with $804 million, or 19.7 percent of net revenues, in the third quarter last year on a GAAP basis and $808 million, or 19.8 percent of net revenues, on an options-adjusted basis.
The company’s effective tax rate for the third quarter of fiscal 2006 was 29.9 percent, compared with 29.4 percent for the same period last year. The 29.9 percent effective tax rate for the third quarter of fiscal 2006 reflects the effect of the reduction in the year-to-date tax rate from 37.0 percent to 33.4 percent, primarily as a result of final determinations of reorganization liabilities and prior-year tax liabilities during the quarter. Final determinations include final agreements with tax authorities and expiration of statutes of limitations.
GAAP income before minority interest was $499 million in the third quarter of fiscal 2006, compared with $486 million in the same period of fiscal 2005 and $440 million on an options-adjusted basis for the same period of fiscal 2005.
For the three months ended May 31, 2006, operating cash flow was $806 million, and property and equipment additions were $60 million. Free cash flow, defined as operating cash flow net of property and equipment additions, for the third quarter of 2006 was $746 million.
Accenture’s total cash balance at May 31, 2006 was $2.79 billion, compared with $2.48 billion at Aug. 31, 2005. Cash combined with $324 million of fixed-income securities classified as investments on the company’s balance sheet was $3.12 billion at May 31, 2006, compared with $3.18 billion at Aug. 31, 2005. Total debt at May 31, 2006 was $50 million.
New Bookings
New bookings for the third quarter were $5.57 billion, the highest in nine quarters:
•	Consulting accounted for $2.75 billion of new bookings.

•	Outsourcing accounted for $2.82 billion of new bookings and represented the company’s highest outsourcing bookings in nine quarters.
New bookings for the nine months ended May 31, 2006 totaled $15.44 billion, an increase of 23 percent in local currency and 20 percent in U.S. dollars over the same period last year.
Net Revenues by Operating Group
Net revenues for Accenture’s five operating groups were as follows:
•	Communications & High Tech: $1,079 million, compared with $1,037 million for the third quarter of fiscal 2005, an increase of 7 percent in local currency and 4 percent in U.S. dollars.

•	Financial Services: $922 million, compared with $909 million for the same period last year, an increase of 6 percent in local currency and 1 percent in U.S. dollars.

•	Government: $599 million, compared with $577 million for the year-ago period, an increase of 7 percent in local currency and 4 percent in U.S. dollars.

•	Products: $1,117 million, compared with $933 million for the year-ago period, an increase of 24 percent in local currency and 20 percent in U.S. dollars.

•	Resources: $687 million, compared with $621 million for the same period last year, an increase of 13 percent in local currency and 11 percent in U.S. dollars.

Net Revenues by Geographic Region
Net revenues by geographic region were as follows:
•	Americas: $2.02 billion, compared with $1.75 billion for the third quarter of fiscal 2005, an increase of 14 percent in local currency and 16 percent in U.S. dollars.

•	Europe, Middle East and Africa (EMEA): $2.07 billion, compared with $2.07 billion for the third quarter of fiscal 2005, an increase of 7 percent in local currency and flat in U.S. dollars.

•	Asia Pacific: $317 million, compared with $266 million for the year-ago period, an increase of 25 percent in local currency and 19 percent in U.S. dollars.
Share Repurchase Activity
During the third quarter of fiscal 2006, Accenture repurchased or redeemed a total of 9.8 million shares for a total of $290 million. At May 31, 2006, Accenture had $2.2 billion of share repurchase authority remaining.
Business Outlook
Fourth Quarter Fiscal 2006
For the fourth quarter, ending Aug. 31, 2006, Accenture expects net revenues to be in the range of $4.20 billion to $4.35 billion and GAAP diluted EPS to be in the range of $0.52 to $0.54. GAAP diluted EPS will include the impact of a $140 million tax benefit recorded in June as a result of the expiration of a statute of limitations. The company’s consolidated tax provision in the fourth quarter will reflect the impact of this item.
Full Fiscal Year 2006
For the full fiscal year 2006, Accenture now expects net revenues to be at the upper end of its previously communicated range of 9 percent to 12 percent in local currency. The company now expects GAAP diluted EPS to be in the range of $1.55 to $1.57, including the impact of the $140 million tax benefit recorded in June.
Accenture has increased its outlook for operating cash flow and now expects operating cash flow for the full fiscal year to be in the range of $2.10 billion to $2.20 billion; property and equipment additions to be $350 million; and free cash flow to be in the range of $1.75 billion to $1.85 billion.
The company now expects its annual effective tax rate to be in the range of 25 percent to 27 percent, including the impact of the tax benefit recorded in June.
Accenture continues to target new bookings in the range of $19 billion to $21 billion for the full fiscal year. Given new bookings to date and pending opportunities, the company now expects to be at the high end of the range.

Conference Call and Webcast Details
Accenture will host a conference call at 4:30 p.m. EDT today to discuss its third-quarter 2006 financial results. To participate, please dial +1 (800) 230-1092 [+1 (612) 288-0318 outside the United States, Puerto Rico and Canada] approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accenture Web site at www.accenture.com.
A replay and podcast of the conference call will be available online at www.accenture.com [for approximately two weeks beginning at 9:45 p.m. EDT Thursday, June 29]. The replay will also be available via telephone by dialing +1 (800) 475-6701 [+1 (320) 365-3844 outside the United States, Puerto Rico and Canada] and entering access code 833247 from 9:45 p.m. EDT Thursday, June 29 through 11:59 p.m. EDT Thursday, July 13.
About Accenture
Accenture is a global management consulting, technology services and outsourcing company. Committed to delivering innovation, Accenture collaborates with its clients to help them become high-performance businesses and governments. With deep industry and business process expertise, broad global resources and a proven track record, Accenture can mobilize the right people, skills, and technologies to help clients improve their performance. With more than 133,000 people in 48 countries, the company generated net revenues of US$15.55 billion for the fiscal year ended Aug. 31, 2005. Its home page is www.accenture.com.
Forward-Looking Statements
This news release contains forward-looking statements relating to our operations and results of operations, the accuracy of which is necessarily subject to risks and uncertainties. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed under the “Risk Factors” heading in the Business section of our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission. Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that these non-GAAP financial measures are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.
###
Contact:
Roxanne Taylor
Accenture
+1 (917) 452-5106
roxanne.taylor@accenture.com

ACCENTURE LTD

CONSOLIDATED INCOME STATEMENTS

For the Three and Nine Months Ended May 31, 2006 and 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended May 31,				Nine Months Ended May 31,
REVENUES:	2006	% of Net Revenues	2005	% of Net Revenues	2006	% of Net Revenues	2005	% of Net Revenues
Revenues before reimbursements (Net revenues)	$4,408,069	100%	$4,078,573	100%	$12,680,339	100%	$11,622,450	100%
Reimbursements	397,258		419,037		1,159,116		1,162,916

Revenues	4,805,327		4,497,610		13,839,455		12,785,366

OPERATING EXPENSES:

Cost of services:
Cost of services before reimbursable expenses	2,954,184	67.0%	2,669,056	65.4%	9,037,490	71.3%	7,823,445	67.3%
Reimbursable expenses	397,258		419,037		1,159,116		1,162,916

Cost of services	3,351,442		3,088,093		10,196,606		8,986,361
Sales and marketing	453,709	10.3%	421,238	10.3%	1,255,723	9.9%	1,157,100	10.0%
General and administrative costs	362,051	8.2%	382,430	9.4%	1,101,164	8.7%	1,134,723	9.8%
Reorganization benefits, net	(51,999)		(66,099)		(54,030)		(94,868)

Total operating expenses	4,115,203		3,825,662		12,499,463		11,183,316

OPERATING INCOME	690,124	15.7%	671,948	16.5%	1,339,992	10.6%	1,602,050	13.8%

Gain on investments, net	15		4,672		3,245		19,305
Interest income	31,571		29,075		86,505		77,259
Interest expense	(4,852)		(6,373)		(14,095)		(18,989)
Other expense	(4,971)		(10,919)		(18,113)		(16,092)

INCOME BEFORE INCOME TAXES	711,887	16.1%	688,403	16.9%	1,397,534	11.0%	1,663,533	14.3%

Provision for income taxes	213,088		202,392		466,777		517,359

INCOME BEFORE MINORITY INTEREST	498,799	11.3%	486,011	11.9%	930,757	7.3%	1,146,174	9.9%

Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(153,843)		(178,677)		(296,633)		(429,046)
Minority interest — other (1)	(2,692)		(2,054)		(7,240)		(5,789)

NET INCOME	$342,264	7.8%	$305,280	7.5%	$626,884	4.9%	$711,339	6.1%

CALCULATION OF EARNINGS PER SHARE:

Net income	$342,264		$305,280		$626,884		$711,339
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	153,843		178,677		296,633		429,046

Net income for diluted earnings per share calculation	$496,107		$483,957		$923,517		$1,140,385

EARNINGS PER SHARE:

- Basic	$0.58		$0.52		$1.07		$1.21

- Diluted	$0.56		$0.51		$1.03		$1.17

WEIGHTED AVERAGE SHARES:

- Basic	589,933,994		587,277,097		587,424,108		589,530,351
- Diluted	886,889,939		952,292,398		898,103,729		970,731,118

Cash dividends per share	$—		$—		$0.30		$—

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN OPTIONS-ADJUSTED BASIS
For the Three Months Ended May 31, 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported		Options-	% of Net
	(GAAP)	Adjustments (3)	Adjusted	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$4,078,573	$—	$4,078,573	100%
Reimbursements	419,037	—	419,037

Revenues	4,497,610	—	4,497,610
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	2,669,056	61,798	2,730,854	67.0%
Reimbursable expenses	419,037	—	419,037

Cost of services	3,088,093	61,798	3,149,891
Sales and marketing	421,238	1,653	422,891	10.4%
General and administrative costs	382,430	2,644	385,074	9.4%
Reorganization benefits, net	(66,099)	—	(66,099)

Total operating expenses	3,825,662	66,095	3,891,757

OPERATING INCOME	671,948	(66,095)	605,853	14.9%
Gain on investments, net	4,672	—	4,672
Interest income	29,075	—	29,075
Interest expense	(6,373)	—	(6,373)
Other expense	(10,919)	—	(10,919)

INCOME BEFORE INCOME TAXES	688,403	(66,095)	622,308	15.3%
Provision for income taxes	202,392	(19,733)	182,659

INCOME BEFORE MINORITY INTEREST	486,011	(46,362)	439,649	10.8%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(178,677)	17,116	(161,561)
Minority interest — other (1)	(2,054)	—	(2,054)

NET INCOME	$305,280	$(29,246)	$276,034	6.8%

CALCULATION OF EARNINGS PER SHARE:
Net income	$305,280		$276,034
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.(2)	178,677		161,561

Net income for diluted earnings per share calculation	$483,957		$437,595

EARNINGS PER SHARE:
- Basic	$0.52		$0.47

- Diluted	$0.51		$0.46

WEIGHTED AVERAGE SHARES:
- Basic	587,277,097		587,277,097
- Diluted	952,292,398		952,292,398

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the three months ended May 31, 2005.

ACCENTURE LTD
RECONCILIATION OF CONSOLIDATED INCOME STATEMENT, AS REPORTED (GAAP),
TO CONSOLIDATED INCOME STATEMENT ON AN OPTIONS-ADJUSTED BASIS
For the Nine Months Ended May 31, 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	As Reported		Options-	% of Net
	(GAAP)	Adjustments (3)	Adjusted	Revenues
REVENUES:
Revenues before reimbursements (Net revenues)	$11,622,450	$—	$11,622,450	100%
Reimbursements	1,162,916	—	1,162,916

Revenues	12,785,366	—	12,785,366
OPERATING EXPENSES:
Cost of services:
Cost of services before reimbursable expenses	7,823,445	138,773	7,962,218	68.5%
Reimbursable expenses	1,162,916	—	1,162,916

Cost of services	8,986,361	138,773	9,125,134
Sales and marketing	1,157,100	3,711	1,160,811	10.0%
General and administrative costs	1,134,723	5,937	1,140,660	9.8%
Reorganization benefits, net	(94,868)	—	(94,868)

Total operating expenses	11,183,316	148,421	11,331,737

OPERATING INCOME	1,602,050	(148,421)	1,453,629	12.5%
Gain on investments, net	19,305	—	19,305
Interest income	77,259	—	77,259
Interest expense	(18,989)	—	(18,989)
Other expense	(16,092)	—	(16,092)

INCOME BEFORE INCOME TAXES	1,663,533	(148,421)	1,515,112	13.0%
Provision for income taxes	517,359	(44,431)	472,928

INCOME BEFORE MINORITY INTEREST	1,146,174	(103,990)	1,042,184	9.0%
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.	(429,046)	39,082	(389,964)
Minority interest — other (1)	(5,789)	—	(5,789)

NET INCOME	$711,339	$(64,908)	646,431	5.6%

CALCULATION OF EARNINGS PER SHARE:
Net income	$711,339		$646,431
Minority interest in Accenture SCA and Accenture Canada Holdings Inc.(2)	429,046		389,964

Net income for diluted earnings per share calculation	$1,140,385		$1,036,395

EARNINGS PER SHARE:
- Basic	$1.21		$1.10

- Diluted	$1.17		$1.07

WEIGHTED AVERAGE SHARES:
- Basic	589,530,351		589,530,351
- Diluted	970,731,118		970,731,118

(1)	Minority interest — other is comprised primarily of minority interest attributable to the minority shareholders of Avanade, Inc.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the nine months ended May 31, 2005.

ACCENTURE LTD
SUMMARY OF REVENUES
(In thousands of U.S. dollars)
(Unaudited)

			Percent	Percent
	Three Months Ended		Increase	Increase	Percent of
			(Decrease)	Local	Total 2006
	May 31, 2006	May 31, 2005	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$1,079,220	$1,036,972	4%	7%	24%
Financial Services	921,676	909,421	1%	6%	21%
Government	598,842	577,248	4%	7%	14%
Products	1,116,766	932,680	20%	24%	25%
Resources	687,412	620,564	11%	13%	16%
Other	4,153	1,688	n/m	n/m	—

TOTAL Net Revenues	4,408,069	4,078,573	8%	11%	100%

Reimbursements	397,258	419,037	(5%)

TOTAL REVENUES	$4,805,327	$4,497,610	7%

GEOGRAPHY
Americas	$2,018,417	$1,745,657	16%	14%	46%
EMEA	2,073,050	2,067,059	0%	7%	47%
Asia Pacific	316,602	265,857	19%	25%	7%

TOTAL Net Revenues	$4,408,069	$4,078,573	8%	11%	100%

TYPE OF WORK
Consulting	$2,656,667	$2,497,339	6%	10%	60%
Outsourcing	1,751,402	1,581,234	11%	14%	40%

TOTAL Net Revenues	$4,408,069	$4,078,573	8%	11%	100%

				Percent
	Nine Months Ended		Percent	Increase	Percent of
			Increase	Local	Total 2006
	May 31, 2006	May 31, 2005	US$	Currency	Net Revenues
OPERATING GROUPS
Communications & High Tech	$3,152,853	$2,991,991	5%	8%	25%
Financial Services	2,609,910	2,575,450	1%	5%	20%
Government	1,794,648	1,622,162	11%	13%	14%
Products	3,138,006	2,646,272	19%	22%	25%
Resources	1,976,764	1,781,449	11%	13%	16%
Other	8,158	5,126	n/m	n/m	—

TOTAL Net Revenues	12,680,339	11,622,450	9%	12%	100%

Reimbursements	1,159,116	1,162,916	0%

TOTAL REVENUES	$13,839,455	$12,785,366	8%

GEOGRAPHY
Americas	$5,771,674	$4,871,848	18%	17%	46%
EMEA	5,998,177	5,946,586	1%	7%	47%
Asia Pacific	910,488	804,016	13%	18%	7%

TOTAL Net Revenues	$12,680,339	$11,622,450	9%	12%	100%

TYPE OF WORK
Consulting	$7,698,682	$7,183,544	7%	10%	61%
Outsourcing	4,981,657	4,438,906	12%	15%	39%

TOTAL Net Revenues	$12,680,339	$11,622,450	9%	12%	100%

n/m = not meaningful

ACCENTURE LTD
OPERATING INCOME BY OPERATING GROUP (OG)
For the Three Months Ended May 31, 2006 and 2005
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income as Reported
	2006		2005
		Percent		Percent	Percent
	Operating	of OG Net	Operating	of OG Net	Increase
OPERATING GROUPS	Income	Revenues	Income	Revenues	(Decrease)
Communications & High Tech	$173,516	16%	$222,520	21%	(22%)
Financial Services	125,542	14%	163,218	18%	(23%)
Government	66,136	11%	69,181	12%	(4%)
Products	229,951	21%	117,381	13%	96%
Resources	94,979	14%	99,648	16%	(5%)

Total	$690,124	15.7%	$671,948	16.5%	3%

	Operating Income on an Options-Adjusted Basis and
	Excluding Reorganization Benefits
	2006			2005
		Adjusted	Percent			Adjusted	Percent	Percent
	Reorg.	Operating	of OG Net	Options Adjs.	Reorg.	Operating	of OG Net	Increase
OPERATING GROUPS	Benefits (1)	Income	Revenues	(2)	Benefits(1)	Income	Revenues	(Decrease)
Communications & High Tech	$13,710	$159,806	15%	$15,725	$17,005	$189,790	18%	(16%)
Financial Services	11,847	$113,695	12%	16,252	16,782	$130,184	14%	(13%)
Government	8,797	$57,339	10%	7,871	10,566	$50,744	9%	13%
Products	14,141	$215,810	19%	15,521	17,492	$84,368	9%	156%
Resources	9,188	$85,791	12%	10,726	10,707	$78,215	13%	10%

Total	$57,683	$632,441	14.3%	$66,095	$72,552	$533,301	13.1%	19%

(1)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization benefits, net on the income statement.

(2)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the three months ended May 31, 2005.

ACCENTURE LTD
OPERATING INCOME (LOSS) BY OPERATING GROUP (OG)
For the Nine Months Ended May 31, 2006 and 2005
(In thousands of U.S. dollars)
(Unaudited)

	Operating Income (Loss) as Reported
	2006		2005
		Percent		Percent	Percent
	Operating	of OG Net	Operating	of OG Net	Increase
OPERATING GROUPS	Income (Loss)	Revenues	Income	Revenues	(Decrease)
Communications & High Tech	$523,310	17%	$510,345	17%	3%
Financial Services	309,477	12%	385,697	15%	(20%)
Government (3)	(8,826)	(0%)	128,791	8%	n/m
Products (3)	265,006	8%	301,240	11%	(12%)
Resources	251,025	13%	275,977	15%	(9%)

Total	$1,339,992	10.6%	$1,602,050	13.8%	(16%)

	Operating Income (Loss) on an Options-Adjusted Basis and
	Excluding Reorganization Benefits
	2006			2005
		Adjusted	Percent			Adjusted	Percent	Percent
	Reorg.	Operating	of OG Net	Options Adjs.	Reorg.	Operating	of OG Net	Increase
OPERATING GROUPS	Benefits (1)	Income (Loss)	Revenues	(2)	Benefits (1)	Income	Revenues	(Decrease)
Communications & High Tech	$17,183	$506,127	16%	$34,898	$27,510	$447,937	15%	13%
Financial Services	14,901	$294,576	11%	35,496	26,324	323,877	13%	(9%)
Government (3)	10,984	$(19,810)	(1%)	18,916	17,249	92,626	6%	n/m
Products (3)	17,742	$247,264	8%	35,513	27,020	238,707	9%	4%
Resources	11,511	$239,514	12%	23,598	16,688	235,691	13%	2%

Total	$72,321	$1,267,671	10.0%	$148,421	$114,791	$1,338,838	11.5%	(5%)

n/m - not meaningful

(1)	Represents reorganization benefits related to certain reorganization liabilities established in connection with Accenture’s transition to a corporate structure in 2001, which are included in Reorganization benefits, net on the income statement.

(2)	Adjustments represent the estimated amounts that Accenture would have incurred if it had expensed employee stock options and employee share purchase plans for the nine months ended May 31, 2005.

(3)	Includes the impact of the NHS provision.

ACCENTURE LTD
RECONCILIATION OF DILUTED EARNINGS PER SHARE, AS REPORTED (GAAP) TO
DILUTED EARNINGS PER SHARE, AS ADJUSTED (NON-GAAP)
For the Three and Nine Months Ended May 31, 2006 and 2005
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2006		May 31, 2006
		Per Share		Per Share
	Dollar Amount	Amount (1)	Dollar Amount	Amount (1)
NET INCOME	$342,264		$626,884
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	153,843		296,633

Net income for diluted earnings per share calculation	496,107	$0.56	923,517	$1.03
Less reorganization benefit, net of tax impacts of $3,574 and $7,026 for the three and nine month periods, respectively	(54,109)	(0.06)	(65,295)	(0.07)

Net income for diluted earnings per share calculation, adjusted	$441,998	$0.50	$858,222	$0.96

WEIGHTED AVERAGE SHARES—Diluted		886,889,939		898,103,729

	For the Three Months Ended		For the Nine Months Ended
	May 31, 2005		May 31, 2005
		Per Share		Per Share
	Dollar Amount	Amount (1)	Dollar Amount	Amount (1)
NET INCOME	$305,280		$711,339
Minority interest in Accenture SCA and Accenture Canada Holdings Inc. (2)	178,677		429,046

Net income for diluted earnings per share calculation	483,957	$0.51	1,140,385	$1.17
Pro forma stock option and employee share purchase plan compensation expense, net of tax (3)	(46,362)	(0.05)	(103,990)	(0.10)
Less reorganization benefit, net of tax impacts of $1,198 and $8,757 for the three and nine month periods, respectively	(71,354)	(0.08)	(106,034)	(0.11)

Net income for diluted earnings per share calculation, adjusted	$366,241	$0.38	$930,361	$0.96

WEIGHTED AVERAGE SHARES—Diluted		952,292,398		970,731,118

(1)	The per share amount is calculated as the dollar amount divided by the number of weighted average diluted shares.

(2)	Diluted earnings per share assumes the redemption and exchange of all Accenture SCA Class I common shares and Accenture Canada Holdings Inc. exchangeable shares, respectively, for Accenture Ltd Class A common shares, on a one-for-one basis.

(3)	Calculated as pre-tax stock option and employee share purchase plan compensation expense of $66,095 and $148,421 for the three and nine months ended May 31, 2005, respectively, applying an average tax rate of 30%.

ACCENTURE LTD

CONSOLIDATED BALANCE SHEETS

May 31, 2006 and August 31, 2005
(In thousands of U.S. dollars)

	May 31, 2006	August 31, 2005
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$2,793,716	$2,483,990
Short-term investments	192,399	463,460
Receivables from clients, net	2,001,091	1,752,937
Unbilled services, net	1,329,774	1,353,676
Other current assets	606,182	631,204

Total current assets	6,923,162	6,685,267

NON-CURRENT ASSETS:
Unbilled services, net	117,659	472,430
Investments	148,806	262,873
Property and equipment, net	739,489	693,710
Other non-current assets	1,082,055	843,072

Total non-current assets	2,088,009	2,272,085

TOTAL ASSETS	$9,011,171	$8,957,352

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Short-term debt	$24,804	$31,072
Accounts payable	803,711	807,317
Deferred revenues	1,609,103	1,284,303
Accrued payroll and related benefits	1,553,316	1,430,998
Other accrued liabilities	1,730,041	1,377,443

Total current liabilities	5,720,975	4,931,133

NON-CURRENT LIABILITIES:
Long-term debt	25,589	44,116
Other non-current liabilities	1,062,342	1,304,230

Total non-current liabilities	1,087,931	1,348,346

MINORITY INTEREST	719,620	980,959

SHAREHOLDERS’ EQUITY	1,482,645	1,696,914

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,011,171	$8,957,352